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                                                                   EXHIBIT 10.12


                          FORM OF NOMINATING AGREEMENT


            THIS NOMINATING AGREEMENT (this "Agreement"), dated as of April __, 2005, is entered into by and between Citi Trends, Inc., a Delaware corporation (the "Company"), and Hampshire Equity Partners II, L.P., a Delaware limited partnership ("Hampshire").

            WHEREAS, as of the date hereof and immediately prior to the consummation of the Company's initial public offering of its common stock, par value $.01 per share (the "Common Stock"), Hampshire owns in the aggregate ______________ shares (collectively, the "Shares") of Common Stock; and

            WHEREAS, Hampshire and the Company wish to make certain agreements with respect to the nomination of candidates for election to the board of directors of the Company, upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and considerations herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Board of Directors. The size of the Board of Directors of the Company (the "Board") shall be established in accordance with the Certificate of Incorporation and By-Laws of the Company. The members of the Board shall be nominated and elected in accordance with the Certificate of Incorporation and By-Laws of the Company, and the provisions of this Agreement. "Certificate of Incorporation" shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware and effective as of the date hereof, as the same may be amended from time to time. "By-Laws" shall mean the Amended and Restated By-Laws of the Company, effective as of the date hereof, as the same may be amended from time to time.

            2. Staggered Board. The Certificate of Incorporation and By-Laws of the Company shall provide that the Board shall be divided into three classes, as nearly equal in number as possible, as follows: (A) one class initially consisting of one director ("Class I"), the initial term of which shall expire at the first annual meeting of the stockholders to be held after the date hereof; (B) a second class initially consisting of two directors ("Class II"), the initial term of which shall expire at the second annual meeting of the stockholders to be held after the date hereof and (C) a third class initially consisting of two directors ("Class III"), the initial term of which shall expire at the third annual meeting of the stockholders to be held after the date hereof, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. On the date hereof, the Board shall consist of: (i) _______________ in Class I, (ii) Tracy Noll and John Lupo in Class II and (iii) R. Edward Anderson and Gregory Flynn in Class III.
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            3. Designees. Upon expiration of the respective terms of the initial
Board members set forth in Section 2 above, and subject to the provisions of
Section 4 hereof, Hampshire shall have the right to designate individuals for nomination for election to the Board as set forth below and the Company shall, acting through its Nominating and Corporate Governance Committee, cause such individuals to be nominated for election to the Board as set forth below; provided that the Nominating and Corporate Governance Committee's obligations under this Agreement are subject to the requirements of their fiduciary duties as directors and the Delaware General Corporation Law.

                  (a) For so long as Hampshire (together with any of its respective successors and permitted assigns) owns, in the aggregate, at least forty percent (40%) of the Shares, Hampshire shall be entitled to designate two persons for nomination for election to the Board; or

                  (b) For so long as Hampshire (together with any of its respective successors and permitted assigns) owns, in the aggregate, less than forty percent (40%), but at least fifteen percent (15%), of the Shares, Hampshire shall be entitled to designate one person for nomination for election to the Board.

            4. Mechanics of Designation.

                  (a) In order to nominate an individual for election to the Board, Hampshire must submit to the Company a prior written notice at least ninety (90) days prior to the date of the next scheduled annual meeting of the Company's stockholders in accordance with the notice provisions set forth in
Section 11 hereof, which notice shall include (i) the name of the designee, (ii) a current resume and curriculum vitae of the designee, (iii) a statement describing the designee's qualifications and (iv) contact information for personal and professional references. At least one hundred and twenty (120) days prior to the date of such annual meeting of the Company's stockholders, the Company shall provide Hampshire with written notice of the expected date of such meeting in accordance with the notice provisions set forth in Section 11 hereof.

                  (b) At each meeting of the Company's stockholders at which the directors of the Company are to be elected, the Company agrees to recommend that the stockholders elect to the Board each designee of Hampshire nominated for election at such meeting in accordance with the provisions of Section 3 above.

            5. Vacancies.

                  (a) At any time at which a vacancy shall be created on the Board in any class as a result of the death, disability, retirement, resignation, removal or otherwise of a designee of Hampshire and Hampshire maintains the right to designate a person for nomination for election to the Board, as specified in Section 3 above, Hampshire shall have the right to designate for appointment by the remaining directors of the Company under the Certificate of Incorporation an individual to fill such vacancy and to serve as a director on the Board in such class.

                  (b) In connection with the foregoing, Hampshire must submit to the Company written notice of such designee or designees in accordance with the notice provisions set forth in


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Section 11 hereof, which notice shall include (i) the name of the designee, (ii)
a current resume and curriculum vitae of the designee, (iii) a statement describing the designee's qualifications and (iv) contact information for personal and professional references. The Company agrees to take such actions as will result in the appointment to the Board as soon as practicable of any individual so designated by Hampshire.

            6. Modification, Amendment, Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by the Company and Hampshire. The failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms.

            7. Invalid or Unenforceable Provisions. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree that any court of competent jurisdiction is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court of competent jurisdiction shall be binding upon and enforceable against each of them.

            8. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            9. Binding Effect; Assignment. All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the Company and Hampshire and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party hereto.

            10. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the


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provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

            11. Notices. Any notice or other communication in connection with this Agreement or the Shares shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) if telexed or telecopied to said address, when electronically confirmed, (c) when delivered if delivered by overnight courier or (d) in the case of delivery by mail, five (5) business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                  If to the Company, to:

                  Citi Trends, Inc.
                  102 Fahm Street
                  Savannah, Georgia 31401
                  Attention:  R. Edward Anderson
                  Facsimile:  (912) 443-3674

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, New York  10022
                  Attention: William F. Schwitter, Esq.
                  Facsimile: (212) 319-4090

                  If to Hampshire, to:

                  Hampshire Equity Partners II, L.P.
                  520 Madison Avenue, 33rd Floor
                  New York, New York 10022
                  Attention:  Laurens M. Goff
                  Facsimile:  (415) 362-1192

            12. Term. The term of this Agreement shall terminate upon the earlier to occur of: (i) the mutual consent in writing of the parties hereto or
(ii) the date on which Hampshire (together with any of its respective successors and permitted assigns) owns, in the aggregate, less than fifteen percent (15%) of the Shares.

            13. Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware or the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the


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transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to a party in accordance with Section 11 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court and, absent any statute, rule or order to the contrary, that each party shall have thirty (30) days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            15. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.



                            (Signature Pages Follow)


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                    COMPANY:

                                    CITI TRENDS, INC., a Delaware corporation

                                    By:
                                         -------------------------------
                                         Name:  R. Edward Anderson
                                         Title: Chief Executive Officer


                                    HAMPSHIRE:

                                    HAMPSHIRE EQUITY PARTNERS II, L.P., a
                                    Delaware limited partnership

                                    By: Lexington Equity Partners II, L.P.,
                                    its General Partner

                                    By: Lexington Equity Partners Inc.,
                                    its General Partner

                                    By:
                                         -------------------------------
                                         Name:
                                         Title:


                         [Nominating Agreement]